UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2024

AMERICAN STATES WATER COMPANY

(Exact Name of Registrant as Specified in Charter)

California	001-14431	95-4676679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 East Foothill Blvd.

San Dimas, CA 91773-1212

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 27, 2024, American States Water Company (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo”), Janney Montgomery Scott LLC (“JMS”), RBC Capital Markets, LLC (“RBC”), and Siebert Williams Shank & Co., LLC (“SWS”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, its common shares, no par value per share (the “Common Shares”), having an aggregate offering price of up to $200,000,000 (the “Placement Shares”) through Wells Fargo, JMS, RBS, and SWS as its sales agents (each, a “Sales Agent” and, collectively, the “Sales Agents”) or directly to the Sales Agents acting as principal for its own account at a price and on terms agreed upon in separate written agreements. The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to a prospectus supplement, dated February 27, 2024, and a base prospectus, dated February 26, 2024, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-277365).

Upon the Company’s delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents may sell the Common Shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. Each Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the New York Stock Exchange to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agent a commission equal to 1.5% of the gross sales proceeds of any Placement Shares sold through the applicable Sales Agent under the Agreement, and also has provided the Sales Agents with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Shares under the Agreement. The Company or any Sales Agent (solely with respect to such Sales Agent) may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Winston & Strawn LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement dated February 27, 2024 by and between American States Water Company, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, RBC Capital Markets, LLC, Siebert Williams Shank & Co., LLC.
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2024

AMERICAN STATES WATER COMPANY

By:	/s/ Eva G. Tang
Name: Eva G. Tang
	Title:	Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer